EXHIBIT 10.4

NONQUALIFIED STOCK OPTION AGREEMENT

ANALYSTS INTERNATIONAL CORPORATION
2000 NONQUALIFIED STOCK OPTION PLAN

THIS AGREEMENT, made effective as of this 1st day of November, 2007, by and between Analysts International Corporation, a Minnesota corporation (the “Company”), and Elmer Baldwin (“Optionee”).

W I T N E S S E T H:

WHEREAS, Optionee on the date hereof is a key employee or officer of the Company or its Affiliate; and

WHEREAS, the Administrator has authorized the grant of a nonqualified stock option to Optionee;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.           Grant of Option.  The Company hereby grants to Optionee on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of one-hundred fifty-seven thousand 157,000 shares of Common Stock (the “Stock”) at a per share price of $1.65 on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 11 of the Plan.  This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

2.           Duration and Exercisability.

a.           General.  The term during which this Option may be exercised shall terminate on November 1, 2017, except as otherwise provided in Paragraphs 2(b) through 2(d) below.  This Option shall become exercisable according to the following schedule:

Cumulative Percentage
Vesting Date	Of Shares

Date of Grant	25%
First Anniversary of Date of Grant	50%
Second Anniversary of Date of Grant	75%
Third Anniversary of Date of Grant	100%

In the event of a Change of Control (as defined in Exhibit A to Optionee’s employment agreement) on or after May 1, 2009, the Option shall vest immediately and be fully exercisable
Once the Option becomes fully exercisable, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein.  If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

b.           Termination of Employment (Other Than Disability or Death).  If Optionee ceases to be an employee of the Company or an Affiliate for any reason other than disability or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of the termination of such employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following such termination, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Optionee’s employment with the Company or Affiliate has terminated, but had not previously been exercised.  To the extent this Option was not exercisable upon the termination of such employment, or if Optionee does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Optionee under this Option shall be forfeited.

c.           Disability.  If Optionee ceases to be an employee of the Company or an Affiliate because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall completely terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the termination of such employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following such termination, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which all of Optionee’s employment with the Company or Affiliate have terminated, but had not previously been exercised.  To the extent this Option was not exercisable upon the termination of such relationship, or if Optionee does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Optionee under this Option shall be forfeited.

d.           Death.  In the event of Optionee’s death, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the date of Optionee’s death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following Optionee’s death, this Option may be exercised by the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Optionee’s death, but had not previously been exercised.  To the extent this Option was not exercisable upon the date of Optionee’s death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2(d), all rights under this Option shall be forfeited.

3.           Manner of Exercise.

a.           General.  The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office.  The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice.  The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement.  The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be exercised as to the unexercised shares any number of times during the option period as provided herein.

b.           Form of Payment.  Subject to the approval of the Administrator, payment of the option price by Optionee shall be in the form of cash, personal check, certified check or previously acquired shares of Stock of the Company, or any combination thereof.  Any Stock so tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan.  For purposes of this Agreement, “previously-owned shares” means shares of Stock which the Optionee has owned for at least six (6) months prior to the exercise of the stock option, or for such other period of time as may be required by generally accepted accounting principles.

c.           Stock Transfer Records.  As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

4.           Miscellaneous.

a.           Rights as Shareholder.  This Agreement shall not confer on Optionee any right with respect to the continuance of any relationship with the Company or any of its Affiliates,  nor will it interfere in any way with the right of the Company to terminate any such relationship.  Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11 of the Plan.

b.           Securities Law Compliance.  The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Stock pursuant to such exercise will not violate any state or federal securities or other laws.  Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Stock to be acquired pursuant to such exercise shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee’s own account without a view to any further distribution thereof and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

c.           Mergers, Recapitalizations, Stock Splits, Etc.  Pursuant and subject to Section 11 of the Plan, certain changes in the number or character of the Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee’s rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

d.           Shares Reserved.  The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

e.           Withholding Taxes.  In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee.  If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.

Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit a Optionee to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of Stock of having an equivalent fair market value, or (ii) by electing to have the Company withhold shares of Stock otherwise issuable to Optionee having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the option.  In no event may the Company or Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  Optionee’s election to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Optionee’s election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

f.           Nontransferability.  During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee’s guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

g.           2000 Stock Option Plan.  The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement.  The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

h.           Lockup Period Limitation.  Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).

i.           Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Administrator shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

j.           Accounting Compliance.  Optionee agrees that, if a merger, reorganization, liquidation or other “transaction” as defined in Section 11 of the Plan is treated as a “pooling of interests” under generally accepted accounting principles and Optionee is an “affiliate” of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

k.           Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraphs 4(h) through 4(k) of this Agreement.

l.           Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 2 or Paragraph 4(f) above.

m.           Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years.  If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable  attorneys’ fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ANALYSTS INTERNATIONAL CORPORATION

By	_______________________________________
Its	_______________________________________

_______________________________________
Optionee